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                                                                     EXHIBIT 3.4

                                   BY - LAWS

                                       OF

                           AMERICAN HOME FOODS, INC.
                            (a Delaware Corporation)


                                   ARTICLE I

                                    OFFICES

       SECTION 1. Principal Office. The principal office shall be at 229 South State Street, in the City of Dover, County of Kent, State of Delaware, and the name of the resident agent in charge thereof is THE PRENTICE-HALL CORPORATION SYSTEM, INC.

       SECTION 2. Other Offices. The corporation may also have an office or offices at such other place or places, within or without the State of Delaware, as the Board of Directors may from time to time designate or the business of the corporation require.

                                   ARTICLE II

                             STOCKHOLDERS' MEETINGS

       SECTION 1. Annual Meetings. The annual meeting of the stockholders of the corporation, commencing with the year 1957, shall be held at the principal office of the corporation in the State of Delaware, or at such other place within or without the State of Delaware as may be determined by the Board of Directors and as shall be designated in the notice of said meeting, on the last Monday in March of each year (or if said day be a legal holiday, then on the next succeeding day not a legal holiday), for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting.

       If the election of directors shall not be held on the day designated herein for any annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as conveniently may be. At such meeting the stockholders may elect the directors and transact other business with the same force and effect as at an annual meeting duly called and held.

       The place and time of such meeting for the election of directors shall not be changed within sixty days next before the day on which the election is to be held. A notice of any such change shall be given to each stockholder at least twenty days before the election is held, in person or by letter mailed to him at his post-office address last known to the Secretary of the corporation.

       SECTION 2. Special Meetings. Special meetings of the stockholders shall be held at the principal office of the corporation in the State of Delaware, or at such other place within or without the State of Delaware as may be designated in the notice of said meeting, upon call of the Board of Directors or of the President or any Vice-President, and shall be called by the President or any Vice-President or the Secretary at the request in writing of stockholders owning at least twenty-five percent of the issued and outstanding capital stock of the corporation entitled to vote thereat.
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       SECTION 3.    Notice and Purpose of Meetings.  Notice of the purpose or
purposes and of the time and place within or without the State of Delaware of every meeting of stockholders shall be in writing and signed by the President or Vice-President or the Secretary or an Assistant Secretary and a copy thereof shall be served either personally or by mail or by any other lawful means, not less than ten days before the meeting, upon each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be directed to each stockholder at his address as it appears on the stock book unless he shall have filed with the Secretary of the corporation a written request that notices intended for him be mailed to some other address, in which case it shall be mailed or transmitted to the address designated in such request. Such further notice shall be given as may be required by law. Except as otherwise expressly provided by statute, no publication of any notice of a meeting of stockholders shall be required to be given to any stockholder who shall attend such meeting in person or by proxy, or who shall, in person or by attorney thereunto authorized, waive such notice in writing or by telegraph, cable, radio, or wireless either before or after such meeting. Except where otherwise required by law, notice of any adjourned meeting of the stockholders of the corporation shall not be required to be given.

       SECTION 4. Quorum. A quorum at all meetings of stockholders shall consist of the holders of record of a majority of the shares of the capital stock of the corporation, issued and outstanding, entitled to vote at the meeting, present in person or by proxy, except as otherwise provided by law or the Certificate of Incorporation. In the absence of a quorum at any meeting or any adjournment thereof, a majority of those present in person or by proxy and entitled to vote may adjourn such meeting from time to time. At any such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally called.

       SECTION 5. Organization. Meetings of the stockholders shall be presided over by the President, or if he is not present, by a Vice-President, or if neither the President nor a Vice-President is present, by a chairman to be chosen by a majority of the stockholders entitled to vote who are present in person or by proxy at the meeting. The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the meeting shall choose any person present to act as secretary of the meeting.

       SECTION 6. Voting. Except as other wise provided in the By-Laws, the Certificate of Incorporation, or in the laws of the State of Delaware, at every meeting of the stockholders, each stockholder of the corporation entitled to vote at such meeting shall have one vote in person or by proxy for each share of stock having voting rights held by him and registered in his name on the books of the corporation at the time of such meeting. Any vote on stock of the corporation may be given by the stockholder entitled thereto in person or by his proxy appointed by an instrument in writing, subscribed by such stockholder or by his attorney thereunto authorized and delivered to the secretary of the meeting; provided, however, that no proxy shall be voted on after three years from its date unless said proxy provides for a longer period. Except as otherwise required by statute, by the Certificate of Incorporation or these By-Laws, or in electing directors, all matters coming before any meeting of the stockholders shall be decided by the vote of a majority in interest of the stockholders of the corporation present in person or by proxy at such meeting and entitled to vote thereat, a quorum being present. At all elections of directors the voting may but need not be by ballot and a plurality of the votes cast thereat shall elect.

       SECTION 7. List of Stockholders. A complete list of the stockholders entitled to vote at the ensuing election, arranged in alphabetical order, and the number of voting shares held by each shall be prepared by the Secretary, or other officer of the corporation having charge of said stock ledger, and filed in the office where the election is to be held, at least ten days before every election, and shall, during the





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usual hours for business, and during the whole time of said election, be open to the examination of any stockholder.

       SECTION 8. Inspectors of Election. At all elections of directors, or in any other case in which inspectors may act, two inspectors of election shall be appointed by the chairman of the meeting, except as otherwise provided by law. The inspectors of election shall take and subscribe an oath faithfully to execute the duties of inspectors at such meeting with strict impartiality, and according to the best of their ability, and shall take charge of the polls and after the vote shall have been taken shall make a certificate of the result thereof, but no director or candidate for the office of director shall be appointed as such inspector. If there be a failure to appoint inspectors or if any inspector appointed be absent or refuse to act, or if his office become vacant, the stockholders present at the meeting, by a per capita vote, may choose temporary inspectors of the number required.

                                  ARTICLE III

                                   DIRECTORS

       SECTION 1. Powers, Number, Qualification, Term, Quorum and Vacancies. The property, affairs and business of the corporation shall be managed by its Board of Directors, consisting of not less than three nor more than eleven persons. Except as hereinafter provided, directors shall be elected at the annual meeting of the stockholders and each director shall be elected to serve for one year and until his successor shall be elected and shall qualify. The directors shall have power from time to time, and at any time, when the stockholders as such are not assembled in a meeting, regular or special, to increase or decrease their own number by an amendment to these By-Laws. If the number of directors be increased, the additional directors may be elected by a majority of the directors in office at the time of the increase, or if not so elected prior to the next annual meeting of the stockholders, they shall be elected by the stockholders. The number of directors shall never be less than three.

       Directors need not be stockholders.

       At all meetings of the board, any number of directors less than a majority, but not less than one-third, nor less than two, shall be sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum, shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation or by these By-Laws, but if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting, without further notice, from time to time until a quorum shall have been obtained.

       In case one or more vacancies shall occur in the Board of Directors by reason of death, resignation or otherwise, except in so far as otherwise provided in the case of a vacancy or vacancies occurring by reason of removal by the stockholders, the remaining directors, although less than a quorum, may, by a majority vote, elect a successor or successors for the unexpired term or terms.

       SECTION 2. Meetings. Meetings of the Board of Directors shall be held at such place within or outside the State of Delaware as may from time to time be fixed by resolution of the Board of Directors, or as may be specified in the notice of the meeting. Regular meetings of the Board of Directors shall be held at such times as may from time to time be fixed by resolution of the Board of Directors, and special meetings may be held at any time upon the call of the President or any Vice-President or the Secretary or any two directors by oral, telegraphic or written notice duly served on or sent or mailed to each director not less than





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two days before such meeting.  A meeting of the Board of Directors may be held without notice immediately after the annual meeting of stockholders. Notice need not be given of regular meetings of the Board of Directors. Meetings may be held at any time without notice if all the directors are present, or if at any time before or after the meeting those not present waive notice of the meeting in writing.

       SECTION 3. Committees. The Board of Directors may, in its discretion, by the affirmative vote of a majority of the whole Board of Directors, appoint committees which shall have and may exercise such powers as shall be conferred or authorized by the resolutions appointing them. A majority of any such committee, if the committee be composed of more than two members, may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power at any time to fill vacancies in, to change the membership of, or to discharge any such committee.

       SECTION 4. Dividends. Subject always to the provisions of the law and the Certificate of Incorporation, the Board of Directors shall have full power to determine whether any, and if any, what part of any, funds legally available for the payment of dividends shall be declared in dividends and paid to stockholders; the division of the whole or any part of such funds of the corporation shall rest wholly within the lawful discretion of the Board of Directors, and it shall not be required at any time, against such discretion, to divide or pay any part of such funds among or to the stockholders as dividends or otherwise; and the Board of Directors may fix a sum which may be set aside or reserved over and above the capital paid in of the corporation as working capital for the corporation or as a reserve for any proper purpose, and from time to time may increase, diminish, and vary the same in its absolute judgment and discretion.

       SECTION 5. Removal of Directors. At any special meeting of the stockholders, duly called as provided in these By-Laws, any director or directors may by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote for the election of directors be removed from office, either with or without cause, and his successor or their successors may be elected at such meeting; or the remaining directors may, to the extent vacancies are not filled by such election, fill any vacancy or vacancies created by such removal.

       SECTION 6. Indemnification of Directors and Officers. Each director or officer, whether or not then in office, shall be indemnified by the corporation against all costs and expenses reasonably incurred by or imposed upon him in connection with or arising out of any action, suit, or proceeding in which he may be involved by reason of his being or having been a director or officer of the corporation, such expenses to include the cost of reasonable settlements (other than amounts paid to the corporation itself) made with a view to curtailment of costs of litigation. The corporation shall not, however, indemnify any director or officer with respect to matters as to which he shall be finally adjudged in any such action, suit, or proceeding to have been derelict in the performance of his duty as such director or officer, nor in respect of any matter on which any settlement or compromise is effected, if the total expense, including the cost of such settlement, shall substantially exceed the expense which might reasonably be incurred by such director or officer in conducting such litigation to a final conclusion. The foregoing right of indemnification shall not be exclusive of other rights to which any director or officer may be entitled as a matter of law.

                                   ARTICLE IV

                                    OFFICERS

       SECTION 1. Number. The Board of Directors, as soon as may be after the election thereof held in each year, shall elect a President, a Secretary and a Treasurer, and from time to time may appoint an





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Executive Vice-President, one or more Vice-Presidents and such Assistant
Secretaries, Assistant Treasurers and such other officers, agent and employees as it may deem proper. Any two offices may be held by the same person. More than two offices other than the offices of President and Secretary may be held by the same person. The President shall be chosen from among the directors.

       SECTION 2. Term and Removal. The term of office of all officers shall be one year and until their respective successors are elected and qualify, but any officer may be removed from office, either with or without cause, at any time by the affirmative vote of a majority of the members of the Board of Directors then in office. A vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Board of Directors.

       SECTION 3. Powers and Duties. The officers of the corporation shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the Board of Directors. The Executive Vice-President, Vice-President or Vice-Presidents, the Assistant Secretary or Assistant Secretaries and the Assistant Treasurer or Assistant Treasurers shall, in the order of their respective seniorities, in the absence or disability of the President, Secretary or Treasurer, respectively, perform the duties of such officer and shall generally assist the President, Secretary or Treasurer respectively.

       SECTION 4. Voting, Corporation's Securities. Unless other wise ordered by the Board of Directors, the President, or, in the event of his inability to act, the Executive Vice-President or a Vice-President designated by the Board of Directors to act in the absence of the President, shall have full power and authority on behalf of the corporation to attend and to act and to vote at any meetings of security holders of corporations in which the corporation may hold securities, and at such meetings shall possess and may exercise any and all rights and powers incident to the ownership of such securities, and which as the owner thereof the corporation might have possessed and exercised, if present. The Board of Directors by resolution from time to time may confer like powers upon any other person or persons.

                                    ARCTIC V

                             CERTIFICATES OF STOCK

       SECTION 1. Form and Transfers. The interest of each stockholder of the corporation shall be evidenced by certificates for shares of stock, certifying the number of shares represented thereby and in such form not inconsistent with the Certificate of Incorporation as the Board of Directors may from time to time prescribe.

       Transfers of shares of the capital stock of the corporation shall be made only on the books of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, or with a transfer clerk or a transfer agent appointed as in Section 4 of this Article provided, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation; provided that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the Secretary of the corporation, shall be so expressed in the entry of transfer. The Board may, from time to time, make such additional rules and regulations as it may deem expedient, not inconsistent with these By-Laws, concerning the issue, transfer, and registration of certificates for shares of the capital stock of the corporation.





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       The certificates of stock shall be signed by the President or Executive
Vice-President or a Vice-President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and sealed with the seal of the corporation. Such seal may be a facsimile, engraved or printed. Where any such certificate is signed by a transfer agent or a transfer clerk and by a registrar, the signatures of the President, Executive Vice-President, Vice-President, Secretary, Assistant Secretary, Treasurer, or Assistant Treasurer upon such certificate may be facsimiles, engraved or printed. In case any such officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such before such certificate is issued, it may be issued by the corporation with the same effect as if such officer had not ceased to be such at the time of its issue.

       SECTION 2. Closing of Transfer Books. The Board of Directors shall have power to close the stock transfer books of the corporation for a period not exceeding fifty days before any stockholders' meeting, or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose without a meeting, or the date fixed for the payment of any dividend or the making of any distribution, or for the delivery of evidences of rights or evidences of interests arising out of any change, conversion or exchange of capital stock. Provided, however, that in lieu of closing the stock transfer books as aforesaid the Board of Directors may in its discretion fix a time not more than fifty days before the date of any meeting of stockholders, or the last day on which the consent or dissent of stockholders, may be effectively expressed for any purpose without a meeting, or the date fixed for the payment of any dividend or for the delivery of evidences of rights or evidences of interests arising out of any change, conversion or exchange of capital stock, as the time as of which stockholders entitled to notice of and to vote at such meeting or whose consent or dissent is required or may be expressed for any purpose or entitled to receive any such dividend, distribution, rights or interests shall be determined; and all persons who are holders of record of voting stock at such time and no others shall be entitled to notice of and to vote at such meeting or to express their consent or dissent, as the case may be, and only stockholders of record at the time so fixed shall be entitled to receive such dividend, distributions, rights or interests.

       SECTION 3. Lost, Stolen, Destroyed or Mutilated Certificates. No certificate for shares of stock in the corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft and on delivery to the corporation, if the Board of Directors shall so require, of a bond of indemnity in such amount (not exceeding twice the value of the shares represented by such certificates), upon such terms and secured by such surety as the Board of Directors may in its discretion require.

       SECTION 4. Transfer Agent and Registrar. The Board of Directors may appoint one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates of stock to bear the signature or signatures of any of them.

       SECTION 5. Examination of Books by Stockholders. The Board shall have power to determine, from time to time, whether and to what extent and at what times and places and under what conditions and regulations the accounts and books and documents of the corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the corporation.





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                                   ARTICLE VI

                                  FISCAL YEAR

       The fiscal year of the corporation shall begin on the first day of January in each year and shall end on the thirty-first day of December next following, unless otherwise determined by the Board of Directors.

                                  ARTICLE VII

                                 CORPORATE SEAL

       The corporate seal of the corporation shall consist of two concentric circles, between which shall be the name of the corporation, and in the center shall be inscribed the year of its incorporation and the words, "Corporate Seal, Delaware".

                                  ARTICLE VIII

                                   AMENDMENTS

       The By-Laws of the corporation shall be subject to alteration, amendment or repeal, and new By-Laws not inconsistent with any provisions of the Certificate of Incorporation or statute, may be made, either by the affirmative vote of the holders of a majority in interest of the stockholders of the corporation present in person or by proxy at any annual or special meeting of the stockholders and entitled to vote thereat, a quorum being present, or by the affirmative vote of a majority of the whole Board, given at any regular or special meeting of the Board, provided that notice of the proposal so to make, alter, amend, or repeal such By-Laws be included in the notice of such meeting of the Board or the stockholders, as the case may be. By-laws made, altered, or amended by the Board may be altered, amended, or repealed by the stockholders at any annual or special meeting thereof.





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